Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of May 1, 2025, between SMARTFINANCIAL, INC., a Tennessee banking corporation (the “Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (the “Lender”).

R E C I T A L S

A.Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 31st, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Loan Agreement).  Under the terms and conditions, and subject to the limitations, set forth in the Loan Agreement, Lender provided to Borrower a Commitment to extend Loans to Borrower in an aggregate principal amount of up to $35,000,000.00.
B.Borrower has requested that Lender consent to (i) an extension of the Commitment Maturity Date for a period of twenty-four months from the date hereof, and (ii) certain other amendments to the Loan Agreement, in each case in accordance with and subject to the terms set forth hereunder.
C.Lender, by execution hereof, has agreed to consent to the foregoing and to amend the Loan Agreement accordingly, upon the terms and conditions set forth herein, including, without limitation, the condition that Borrower acknowledge and reaffirm its obligations under the Loan Agreement and the other documents related thereto.
D.The parties hereto have consulted with, and obtained the representation and advice of, their respective legal counsel with regard to the terms and conditions of this Amendment.  Each party to this Amendment has had the opportunity to participate fully in the drafting of this Amendment.

A G R E E M E N T

In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.Recitals.  The recitals set forth above are true and correct and the parties hereto agree to be bound thereby.
2.Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:
A.Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Maturity Date” to read as follows:

“Maturity Date” means the earlier of May 1, 2027, or the date that either the Commitment is terminated or the maturity of any Note is accelerated pursuant to Section 7.02 of this Agreement.

B.Section 3.02(E) of the Loan Agreement is amended and restated to read as follows:

(E)There shall be no material adverse change in the consolidated financial condition or business of Borrower since December 31, 2024.

3.Effectiveness.  This Amendment shall be and become effective as of the date first above written; provided, that each of the following conditions is satisfied, all as reasonably determined by and satisfactory to Lender:
A.Lender shall have received (including by facsimile) counterparts of this Amendment, duly executed by or on behalf of Borrower.
B.Lender shall have approved the amendments set forth in this Amendment, such approval to be evidenced by Lender’s execution of counterparts of this Amendment.
C.All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to Lender and its counsel prior to or by the time of closing.  Prior to or by the time of closing, Lender and its counsel shall have received all information, certificates, resolutions, legal opinions and other documents, and such counterpart originals or such certified or other copies of such originals as Lender or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and its counsel.
D.The representations and warranties set forth in paragraph 4 below shall be true and correct in all respects.
E.Lender shall receive a Doc Processing Fee of $950 from the Borrower.

Notwithstanding the satisfaction (or waiver) of each of the conditions set forth above and/or the execution of this Amendment by Borrower, this Amendment, in any event, shall not be or become effective and binding upon the parties until executed and accepted by Lender.

4.Representations and Warranties.  In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:
A.The execution, delivery and performance by Borrower of this Amendment and the documents contemplated hereby are (i) within its entity powers and have been duly authorized by all necessary entity action, (ii) not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, (iii) not in contravention of the terms of Borrower’s organizational documents, and (iv) not in contravention of any contract or undertaking to which Borrower is a party or by which Borrower or its properties are or may be bound or affected.
B.Each of this Amendment and, to the extent Borrower is a party thereto, the other documents contemplated hereby, is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.
C.No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, stockholder, member, partner or other owner of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment and the documents contemplated hereby, or the transactions contemplated hereby, or as a condition to the legality, validity or enforceability of this Amendment and the documents contemplated hereby.
D.After giving effect to the amendments to the Loan Agreement contained in this Amendment: (i) the representations and warranties contained in the Loan Agreement and in each other document related thereto are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, (ii) Borrower is in full compliance with all the covenants and agreements established under the Loan Agreement and the other documents related thereto, (iii) no Default has occurred and is continuing, and (iv) no material adverse change has occurred in the financial condition of Borrower since the as-of date of the most recent financial statements delivered by Borrower to Lender.
5.Reaffirmation and Ratification of Loan Documents.
A.Borrower acknowledges, ratifies, reaffirms and confirms to Lender the obligations, liabilities and undertakings of Borrower under the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party, except that each of the First Amendment to Loan and Security Agreement and Revolving Note, entered into as of September 23, 2021, and the Second Amendment to Loan and Security Agreement and Amended and Restated Revolving Note, entered into as of February 1, 2023, are hereby replaced in their entirety by this Amendment and the Amended and Restated Revolving Note, respectively, dated as of May 1, 2025.  All other provisions of the Loan Agreement and the other documents related thereto to which Borrower is a party are in full force and effect and remain unchanged, except as amended hereby.
B.Borrower agrees that (i) the amendments effectuated hereunder do not adversely affect or impair in any way the validity or enforceability of the Loan Agreement and the other documents related thereto to which Borrower is a party, and (ii) the Loan Agreement, as amended hereby, and the documents related thereto to which Borrower is a party are legal, valid and binding obligations of Borrower, enforceable by Lender against Borrower and in accordance with their respective terms.

C.Borrower acknowledges and agrees that the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party, and the Obligations (including, without limitation, Borrower’s obligation to pay the outstanding amounts under the Loan Agreement and each Note related thereto), are not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination whatsoever, legal, equitable or otherwise.  Borrower waives any and all defenses of any nature whatsoever, legal, equitable or otherwise, which Borrower may now have with respect to Borrower’s obligations under the Loan Agreement, as amended hereby, and the other documents related thereto to which Borrower is a party.
6.Acknowledgments Regarding Collateral.  Borrower acknowledges, certifies and agrees that (i) all of the Collateral described in the Loan Agreement, including, without limitation, the Pledged Stock, currently secures and shall continue to secure all of the Obligations, (ii) Lender’s security interests in and liens on the Collateral have been duly perfected and are fully enforceable against Borrower and the property encumbered thereby, and (iii) there has been no interruption, cessation, or other lapse of the aforesaid security interests and liens of Lender in the Collateral.
7.No Waiver by Lender, Etc.  Notwithstanding the agreement of Lender to enter into this Amendment and to amend the Loan Agreement as set forth herein, Borrower acknowledges and agrees that, by so agreeing to enter into this Amendment, except as specifically set forth in this Amendment, Lender shall not be deemed to have waived (or to be estopped from asserting) any provisions of the Loan Agreement, as amended hereby, or any other document related thereto, including without limitation, any existing or future Default thereunder and, if Borrower now or at any time in the future shall be in breach of any of the provisions of the Loan Agreement or any other document related thereto or if any Default has occurred and is continuing, Lender shall be entitled to withhold further Loans under the Loan Agreement at any time and to exercise any of its other default rights and remedies thereunder or under any other document related thereto, from time to time, upon, if applicable, notice to Borrower, and that no failure or delay on the part of Lender in exercising any right or remedy under the Loan Agreement or under any other document related thereto, and no course of dealing with Borrower, on the one hand, and Lender, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Loan Agreement or under any other document related thereto preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder.
8.Release of Claims.  In consideration of the matters set forth in this Amendment, Borrower, for itself and on behalf of its legal representatives, successors and assigns, hereby fully, finally and irrevocably releases Lender, and its officers, representatives, agents, attorneys, employees, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all defenses (other than payment or performance), affirmative defenses, claims, counterclaims, offsets, cross-claims, damages, demands, actions and causes of action of any kind or nature existing as of the date of this Amendment or based on facts or circumstances arising at any time up through and including the date of this Amendment, whether known or unknown and whenever and howsoever arising, relating to the Loan Agreement or the liabilities and obligations of Borrower thereunder, the other Obligations or the other documents related thereto, or any of them, or any past relationship between Borrower and Lender.  In addition, Borrower hereby agrees not to commence, join in, prosecute, or participate in any suit or other proceeding in a position adverse to that of any of the Released Parties arising directly or indirectly from any of the foregoing matters.
9.Event of Default.  If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.
10.Payment of Fees and Expenses.  Borrower agrees to pay all out-of-pocket costs and expenses of Lender, including the attorneys’ fees, charges and disbursements of counsel for Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.
11.Counterparts; Facsimile Signatures.  This Amendment may be executed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall constitute one agreement binding upon all of the parties hereto.  Further, the parties hereto may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.
12.Governing Law, Etc.   This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 8.08 (Applicable Law; Jurisdiction and Venue) of the Loan Agreement, which terms and provisions are incorporated herein by reference.
13.Successors and Assigns.  This Amendment shall inure to and be binding upon and enforceable by Borrower, Lender, and their respective successors and assigns.
14.No Other Modifications.  Except as hereby amended, no other term, condition or provision of the Loan Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.  From and after the effective date hereof, all references in the Loan Agreement, and any other document or instrument entered into in connection therewith, to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Amendment.
15.Reaffirmation and Ratification of Pledge Agreement.  Without limiting anything set forth in paragraph 5 above or elsewhere in this Amendment, Borrower hereby acknowledges and agrees that the Pledge Agreement dated March 31st, 2020 between Borrower and Lender, including Borrower’s obligations and Lender’s rights thereunder, remains in full force and effect as of the date hereof, and that the Pledged Stock described therein continues to secure all Obligations (as defined in such Pledge Agreement) in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

SmartFinancial, Inc.

By:	/s/ William Y. Carroll, Jr.
Name:	William Y. Carroll, Jr.
Title:	President & CEO

LENDER:

SERVISFIRST BANK

By:	/s/ Murray Bibb
Name:	Murray Bibb
Title:	Senior Vice President